00000000http://schemas.microsoft.com/office/word/2003/wordmlurn:schemas-microsoft-com:office:smarttags013f

WRITTEN CONSENT TO ACTION WITHOUT MEETING OF THE ALL THE DIRECTORS OF

Elan Development, Inc.

A NEVADA CORPORATION

The undersigned Director, being the Directors of Elan Development, Inc., a StateplaceNevada corporation, pursuant to the by-laws of the Corporation, hereby consents to the following action, without a meeting, and waives all notice or other meeting requirements.

1)

Forward Share Spilt

2) Amend Articles of Incorporation

RESOLVED, that the number of issued and outstanding shares of the Corporation be increased by virtue of a forward share split on a one old for THREE new basis (3-1) to be effective immediately.

RESOLVED FURTHER, that the Articles of Incorporation be amended to reflect the 3 to1 forward split bringing the total of authorized common shares to 300,000,000. There will be no change in the amount authorized preferred shares.

Dated: FEBRUARY 11, 2007

The undersigned, being all the Directors of Elan Development, Inc., waives the required notice of meeting and consents to all actions taken hereby.

/S/ LINDSAYGORILL

_______________________________

Lindsay Gorill, President

/S/ COLLEEN EWANCHUK

________________________________

Colleen Ewanchuk, Secretary, Treasurer

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